EXHIBIT 10.14


                           PLEDGE AND ESCROW AGREEMENT


         PLEDGE AND ESCROW AGREEMENT (the "AGREEMENT") made by each of the undersigned (each a "PLEDGOR", and collectively, the "PLEDGORS"), in favor of CORNELL CAPITAL PARTNERS, LP, in its capacity as collateral agent (in such capacity, the "COLLATERAL AGENT") for the "Buyers" (as defined below) party to the Securities Purchase Agreement, of even date herewith (the "SECURITIES PURCHASE AGREEMENT").

                                    RECITALS:

         WHEREAS, Radial Energy, Inc., a Delaware corporation (the "COMPANY"), and each party listed as a "Buyer" on the Schedule of Buyers attached thereto (each a "BUYER", and collectively, the "BUYERS") are parties to the Securities Purchase Agreement, pursuant to which the Company shall issue and sell to the Buyers, as provided in the Securities Purchase Agreement and the Buyers shall purchase secured convertible debentures (the "CONVERTIBLE DEBENTURES"), which shall be convertible into shares of the Company's common stock, par value $0.001 per share (the "COMMON STOCK") (as converted, the "CONVERSION SHARES");

         WHEREAS, it is a condition precedent to the Buyers purchasing the Convertible Debentures that the Pledgors execute and deliver to the Collateral Agent a pledge agreement securing all of the obligations of the Company under the Securities Purchase Agreement, the Convertible Debentures and the Transaction Documents (as defined in the Securities Purchase Agreement, the "TRANSACTION DOCUMENTS");

         WHEREAS, each Pledgor has determined that the execution, delivery and performance of this Agreement directly benefits, and is in the best interest of, such Pledgor; and

         WHEREAS, the parties to this Agreement desire to appoint DAVID GONZALEZ, ESQ., as escrow agent ("ESCROW AGENT") to hold in escrow the Pledged Shares (as defined below) pursuant to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, warranties, and representations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                              TERMS AND CONDITIONS

1. OBLIGATIONS SECURED. The security interest created hereby in the Pledged Shares constitutes continuing collateral security for all obligations of the Company now existing or hereinafter incurred to the Buyers, whether oral or written and whether arising before, on or after the date hereof including, without limitation of the following obligations (collectively, the "Obligations"):

         (a) for so long as the Convertible Debentures are outstanding, the payment by the Company, as and when due and payable (by scheduled maturity, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Securities Purchase Agreement, the Convertible Debentures and the other Transaction Documents; and

         (b) for so long as the Convertible Debentures are outstanding, the due performance and observance by the Company of all of its other obligations from time to time existing in respect of any of the Transaction Documents, including without limitation, the Company's obligations with respect to any conversion or redemption rights of the Secured Party under the Convertible Debentures.

2. PLEDGE AND TRANSFER OF PLEDGED SHARES. Each Pledgor hereby grants to the Collateral Agent an irrevocable, first priority security interest in all the securities set forth next to such Pledgor's name on Schedule I attached hereto (the "PLEDGED SHARES") as security for the Obligations. Simultaneously with the execution of this Agreement, each Pledgor shall deliver to the Escrow Agent, and the Escrow Agent shall hold in escrow pursuant to the terms of this Agreement, stock certificates made out in favor of the Pledgor representing the Pledged Shares, together with duly executed stock powers or other appropriate transfer documents with medallion bank guarantees and executed in blank by each Pledgor (the "TRANSFER DOCUMENTS"), and such stock certificates and Transfer Documents shall be held by the Escrow Agent until the satisfaction in full of all the Obligations.

3. RIGHTS RELATING TO PLEDGED SHARES. Upon the occurrence of an Event of Default (as defined herein), the Collateral Agent shall be entitled to vote the Pledged Shares, receive dividends and other distributions thereon, and enjoy all other rights and privileges incident to the ownership of the number of Pledged Shares actually released from escrow in accordance with Section 6.1 hereof on behalf of the Buyers.

4. RELEASE OF PLEDGED SHARES FROM PLEDGE.

         a. Upon the satisfaction in full of all the Obligations the parties hereto shall notify the Escrow Agent to such effect in writing. Promptly upon receipt of such written notice, the Escrow Agent shall return to each Pledgor the Transfer Documents and the certificates representing the Pledged Shares (collectively the "PLEDGED MATERIALS"), whereupon any and all rights of Collateral Agent in the Pledged Shares shall be terminated.

         b. Upon the satisfaction of the following conditions (i) the registration statement with respect to the resale of the Common Stock underlying the Convertible Debentures shall have been declared effective by the Securities and Exchange Commission, (ii) the Common Stock shall be traded on a Principal Market (as defined in the Convertible Debentures), and (iv) no Event of Default shall have occurred, the security interest created hereunder solely with respect to one half of the Pledged Shares pledged hereunder by each Pledgor shall terminate. Promptly upon the satisfaction of such conditions, the parties hereto shall notify the Escrow Agent to such effect in writing. Promptly upon receipt of such written notice, the Escrow Agent shall return to each Pledgor the Pledged Materials with respect to one half of each Pledgors' Pledged Shares, and all rights of Collateral Agent in such Pledged Shares returned shall be terminated.


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

5. EVENT OF DEFAULT. An "EVENT OF DEFAULT" shall be deemed to have occurred under this Agreement upon an Event of Default under the Convertible Debentures.

6. REMEDIES.

         a. Upon and anytime after the occurrence of an Event of Default, the Collateral Agent shall have the right acquire the Pledged Shares in accordance with the following procedure: (a) the Collateral Agent shall provide written notice of such Event of Default (the "DEFAULT NOTICE") to the Escrow Agent, with a copy to the Pledgors; (b) in a Default Notice the Collateral Agent shall specify the number of Pledged Shares to be issued to the Collateral Agent, PROVIDED HOWEVER, that neither the Collateral Agent, nor any Buyer shall not have the right to acquire such number of Pledged Shares which would cause the Collateral Agent or such Buyer, together with its affiliates, to beneficially own in excess of 4.99% of the outstanding capital of the Company (unless the Collateral Agent or such Buyer waives such limitation by providing 65 days' advance written notice); and (c) as soon as practicable after receipt of a Default Notice, the Escrow Agent shall deliver the specified number of Pledged Shares along with the applicable Transfer Documents to the Company's Transfer Agent with instructions to issue such Pledged Shares to the Collateral Agent in accordance with the Irrevocable Transfer Agent Instructions of even date herewith.

         b. Upon receipt of the Pledged Shares issued to a the Collateral Agent, the Collateral Agent shall have the right to (i) sell the Pledged Shares and to apply the proceeds of such sales, net of any selling commissions, to the Obligations owed to the Buyers by the Company under the Transaction Documents, including, without limitation, outstanding principal, interest, legal fees, and any other amounts owed to the Buyers, and exercise all other rights and (ii) any and all remedies of a secured party with respect to such property as may be available under the Uniform Commercial Code as in effect in the State of New Jersey. To the extent that the net proceeds received by the Buyers are insufficient to satisfy the Obligations in full, the Buyers shall be entitled to a deficiency judgment against each Pledgor for such amount. the Collateral Agent shall have the absolute right to sell or dispose of the Pledged Shares in any manner it sees fit and shall have no liability to any Pledgor or any other party for selling or disposing of such Pledged Shares even if other methods of sales or dispositions would or allegedly would result in greater proceeds than the method actually used. Each Pledgor shall remain liable for shortfalls, if any, that may exist after the Collateral Agent has exhausted all remedies hereunder. The Collateral Agent shall return any Pledged Shares issued to it and instruct the Escrow Agent to return any Pledged Shares it is holding in escrow after the full satisfaction of the Obligations.

         c. Each right, power and remedy of the Collateral Agent provided for in this Agreement or any other Transaction Document shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Collateral Agent of any one or more of the rights, powers or remedies provided for in this Agreement or any other Transaction Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Collateral Agent or any Buyer of all such other rights, powers or remedies, and no failure or delay on the part of the Collateral Agent or any Buyer to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other further action in any circumstances without demand or notice. The Collateral Agent shall have the full power to enforce or to assign or contract is rights under this Agreement to a third party.

7. REPRESENTATIONS, WARRANTIES AND COVENANTS.

         a. Each Pledgor represents, warrants and covenants that:

             (i) Pledgor is, and at the time when pledged hereunder will be, the legal, beneficial and record owner of, and has (and will have) good and valid title to, all Pledged Shares pledged by it hereunder, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever;

             (ii) Pledgor has full power, authority and legal right to pledge all the Pledged Shares pledged pursuant to this Agreement; and

             (iii) all the Pledged Shares have been duly and validly issued, are fully paid and non-assessable and are subject to no options to purchase or similar rights.

         b. Each Pledgor covenants and agrees to take all reasonable steps to defend the Collateral Agent's right, title and security interest in and to the Pledged Shares and the proceeds thereof against the claims and demands of all persons whomsoever (other than the Collateral Agent and the Escrow Agent); and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Collateral Agent as collateral hereunder and will likewise take all reasonable steps to defend the right thereto and security interest therein of the Collateral Agent.

         c. Each Pledgor covenants and agrees to take no action which would violate or be inconsistent with any of the terms of any Transaction Document, or which would have the effect of impairing the position or interests of the Collateral Agent under any Transaction Document.

         d. Each Pledgor represents, warrants and covenants that (i) unless otherwise indicated on Schedule II attached hereto, Pledgor has been the beneficial owner of the Pledged Shares for a period of not less than two (2) years as computed in accordance with Rule 144(d) promulgated under the Securities Act of 1933, as amended, and (ii) this Agreement is made with recourse. Upon an Event of Default, the Collateral Agent shall be deemed to have acquired the Pledged Shares on the date they were acquired by the Pledgor. Unless otherwise indicated on the Schedule II attached hereto, each Pledgor is an "affiliate" of the Company, as such term is defined in Rule 144(a) promulgated under the Securities Act of 1933, as amended.

8. CONCERNING THE ESCROW AGENT.

         a. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no implied duties or obligations shall be read into this Agreement against the Escrow Agent.

         b. The Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner, and execution, or validity of any instrument deposited in this escrow, nor as to the identity, authority, or right of any person executing the same; and its duties hereunder shall be limited to the safekeeping of such certificates, monies, instruments, or other document received by it as such escrow holder, and for the disposition of the same in accordance with the written instruments accepted by it in the escrow.

         c. The Collateral Agent and the Pledgors hereby agree, to defend and indemnify the Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits, or proceedings at law or in equity, or any other expenses, fees, or charges of any character or nature which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in connection therewith, to indemnify the Escrow Agent against any and all expenses, including attorneys' fees and costs of defending any action, suit, or proceeding or resisting any claim (and any costs incurred by the Escrow Agent pursuant to Sections 6.4 or 6.5 hereof). The Escrow Agent shall be vested with a lien on all property deposited hereunder, for indemnification of attorneys' fees and court costs regarding any suit, proceeding or otherwise, or any other expenses, fees, or charges of any character or nature, which may be incurred by the Escrow Agent by reason of disputes arising between the makers of this escrow as to the correct interpretation of this Agreement and instructions given to the Escrow Agent hereunder, or otherwise, with the right of the Escrow Agent, regardless of the instructions aforesaid, to hold said property until and unless said additional expenses, fees, and charges shall be fully paid. Any fees and costs charged by the Escrow Agent for serving hereunder shall be paid by the Pledgors.

         d. If any of the parties shall be in disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety of any action contemplated by the Escrow Agent hereunder, the Escrow Agent may, at its sole discretion deposit the Pledged Materials with the Clerk of the United States District Court of New Jersey, sitting in Newark, New Jersey, and, upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully cease and terminate. The Escrow Agent shall be indemnified by the Pledgors, the Company and the Collateral Agent for all costs, including reasonable attorneys' fees in connection with the aforesaid proceeding, and shall be fully protected in suspending all or a part of its activities under this Agreement until a final decision or other settlement in the proceeding is received.

         e. The Escrow Agent may consult with counsel of its own choice (and the costs of such counsel shall be paid by the Pledgors, the Company, and Collateral Agent) and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall not be liable for any mistakes of fact or error of judgment, or for any actions or omissions of any kind, unless caused by its willful misconduct or gross negligence.


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


         f. The Escrow Agent may resign upon ten (10) days' written notice to the parties in this Agreement. If a successor Escrow Agent is not appointed within this ten (10) day period, the Escrow Agent may petition a court of competent jurisdiction to name a successor.

9. CONFLICT WAIVER. The Pledgors hereby acknowledges that the Escrow Agent is general counsel to the Collateral Agent, a partner in the general partner of the Collateral Agent, and counsel to the Collateral Agent in connection with the transactions contemplated and referred herein. The Pledgors agrees that in the event of any dispute arising in connection with this Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent the Collateral Agent and the Pledgors will not seek to disqualify such counsel and waives any objection Pledgors might have with respect to the Escrow Agent acting as the Escrow Agent pursuant to this Agreement.

10. NOTICES. Unless otherwise provided herein, all demands, notices, consents, service of process, requests and other communications hereunder shall be in writing and shall be delivered in person or by overnight courier service, or mailed by certified mail, return receipt requested, addressed:

If to the Company, to:                         Radial Energy, Inc.
                                               1313 East Maple Street, Suite 223
                                               Bellingham, WA  98225
                                               Attn:  Chief Financial Officer
                                               Telephone:        (360) 685-4240

With a copy to:                                Greenberg Traurig, LLP
                                               650 Town Center Drive, Suite 1700
                                               Costa Mesa, CA  92626
                                               Attn:  Raymond Lee, Esq.
                                               Telephone:        (714) 708-6510

If to the Collateral Agent:                    Cornell Capital Partners LP
                                               101 Hudson Street, Suite 3700
                                               Jersey City, NJ 07302
                                               Attention:        Mark A. Angelo
                                               Telephone:        (201) 985-8300
                                               Facsimile:        (201) 985-8744

With copy to:                                  Cornell Capital Partners, LP
                                               101 Hudson Street, Suite 3700
                                               Jersey City, NJ 07302
                                               Attention:       Troy Rillo, Esq.
                                               Telephone:       (201) 985-8300
                                               Facsimile:       (201) 985-1964

If to the Pledgors, to:                        To the addresses provided on the
                                               signature pages attached hereto


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


Any such notice shall be effective (a) when delivered, if delivered by hand delivery or overnight courier service, or (b) five (5) days after deposit in the United States mail, as applicable.

11. BINDING EFFECT. All of the covenants and obligations contained herein shall be binding upon and shall inure to the benefit of the respective parties, their successors and assigns.

12. GOVERNING LAW; VENUE; SERVICE OF PROCESS. The validity, interpretation and performance of this Agreement shall be determined in accordance with the laws of the State of New Jersey applicable to contracts made and to be performed wholly within that state except to the extent that Federal law applies. The parties hereto agree that any disputes, claims, disagreements, lawsuits, actions or controversies of any type or nature whatsoever that, directly or indirectly, arise from or relate to this Agreement, including, without limitation, claims relating to the inducement, construction, performance or termination of this Agreement, shall be brought in the state superior courts located in Hudson County, New Jersey or Federal district courts located in Newark, New Jersey, and the parties hereto agree not to challenge the selection of that venue in any such proceeding for any reason, including, without limitation, on the grounds that such venue is an inconvenient forum. The parties hereto specifically agree that service of process may be made, and such service of process shall be effective if made, pursuant to Section 8 hereto.

13. ENFORCEMENT COSTS. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

14. REMEDIES CUMULATIVE. No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute, or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

16. NO PENALTIES. No provision of this Agreement is to be interpreted as a penalty upon any party to this Agreement.

17. JURY TRIAL. EACH OF THE COLLATERAL AGENT AND THE PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED HEREON, OR ARISING OUT OF, UNDER OR IN ANY WAY CONNECTED WITH THE DEALINGS BETWEEN COLLATERAL AGENT AND PLEDGOR, THIS PLEDGE AND ESCROW AGREEMENT OR ANY DOCUMENT EXECUTED IN

CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

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


         IN WITNESS WHEREOF, each Pledgor has caused this Pledge and Escrow Agreement to be executed by its respective duly authorized officer, as of the date first above written.



                            By: /s/ GREGORY LEIGH LYONS
                                _______________________
                            Name: Gregory Leigh Lyons


                            Address:  1313 E. Maple Street, Suite 223
                                      Bellingham, WA  98225




FOR VALUE RECEIVED, the Pledgor hereby unconditionally and absolutely guarantees the Company's Obligations (as defined above). This Agreement is made with recourse.


         BY: /s/ GREGORY LEIGH LYONS
             _______________________
         NAME:   Gregory Leigh Lyons

         IN WITNESS WHEREOF, each Pledgor has caused this Pledge and Escrow Agreement to be executed by its respective duly authorized officer, as of the date first above written.



                            By: /s/ OMAR MICHAEL HAYES
                                ______________________
                            Name: Omar Michael Hayes

                            Address:





FOR VALUE RECEIVED, the Pledgor hereby unconditionally and absolutely guarantees the Company's Obligations (as defined above). This Agreement is made with recourse.


         BY: /s/ OMAR MICHAEL HAYES
             ______________________
         NAME:  Omar Michael Hayes

         IN WITNESS WHEREOF, each Pledgor has caused this Pledge and Escrow Agreement to be executed by its respective duly authorized officer, as of the date first above written.


                           GUILDHALL LIMITED


                           By: /s/ RICHARD SMITH
                               _________________________________________
                           Name:    Richard Smith
                           Title: Authorized Signatory

                           Address: 35 Barrack Road
                                    Belize City, Belize




FOR VALUE RECEIVED, the Pledgor hereby unconditionally and absolutely guarantees the Company's Obligations (as defined above). This Agreement is made with recourse.

         GUILDHALL LIMITED


         BY: /s/ RICHARD SMITH
             ______________________
         NAME:  Richard Smith









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


         IN WITNESS WHEREOF, each Pledgor has caused this Pledge and Escrow Agreement to be executed by its respective duly authorized officer, as of the date first above written.


                           LLORIA CORPORATION LIMITED


                           By: /s/ ROBERT SEELEY
                               _____________________________
                           Name:    Robert Seeley
                           Title: Authorized Signatory

                           Address:     Suite 906 Ocean Centre
                                        Harbour City
                                        5 Canton Road, TST
                                        Kowloon, Hong Kong


FOR VALUE RECEIVED, the Pledgor hereby unconditionally and absolutely guarantees the Company's Obligations (as defined above). This Agreement is made with recourse.

         LLORIA CORPORATION LIMITED


         BY: /s/ ROBERT SEELEY
             ___________________
         NAME:  Robert Seeley









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


         IN WITNESS WHEREOF, each Pledgor has caused this Pledge and Escrow Agreement to be executed by its respective duly authorized officer, as of the date first above written.


                           PROPHETIC LIMITED


                           By: /s/ CHRIS SMITH
                               ___________________________
                           Name:    Chris Smith
                           Title: Authorized Signatory

                           Address: Suite 100 The Studio
                                    St.   Nicholas
                                    Close Elstree,
                                    Hertfordshire
                                    U.K. WD6 3EW


FOR VALUE RECEIVED, the Pledgor hereby unconditionally and absolutely guarantees the Company's Obligations (as defined above). This Agreement is made with recourse.

         PROPHETIC LIMITED


         BY: /s/ CHRIS SMITH
         __________________________
         NAME:  Chris Smith









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



                                   SCHEDULE I

                                 PLEDGED SHARES




        ___________________________________________________________________________________
        PLEDGOR                     PLEDGED SHARES
        ___________________________________________________________________________________

        Gregory Leigh Lyons         2,672,000 Shares of Common Stock of Radial Energy, Inc.
                                    (certificate numbers:  _______, ________)

        ___________________________________________________________________________________
        Omar Michael Hayes          1,500,000 Shares of Common Stock of Radial Energy, Inc.
                                    (certificate numbers:  _______, ________)

        ___________________________________________________________________________________
        Guildhall Ltd.              1,160,000 Shares of Common Stock of Radial Energy, Inc.
                                    (certificate numbers:  _______, ________)

        ___________________________________________________________________________________
        Lloria Corporation Limited  1,100,000 Shares of Common Stock of Radial Energy, Inc.
                                    (certificate numbers:  _______, ________)

        ___________________________________________________________________________________
        Prophetic Limited           1,240,000 Shares of Common Stock of Radial Energy, Inc.
                                    (certificate numbers:  _______, ________)

        ___________________________________________________________________________________


                                   SCHEDULE II

                                   EXCEPTIONS















                                       15